Exhibit 99.1

Ultralife Batteries to Report Fourth Quarter Results on February 9, 2006
- Investor Conference Call to be Webcast at Ultralife Batteries' Web Site -

    NEWARK, N.Y.--(BUSINESS WIRE)--Jan. 31, 2006--Ultralife Batteries, Inc. (NASDAQ: ULBI) will report its fourth quarter 2005 results for the period ended December 31, 2005 before the market opens on Thursday, February 9, 2006. Ultralife management will host an investor conference call at 10:00 AM ET also on February 9, 2006. Investors are invited to access a live webcast of the conference call in the Investor Info - Event Calendar section of the company's website: http://investor.ultralifebatteries.com. A replay of the webcast will be available shortly after the call at the same location and will be archived for 90 days.

    About Ultralife Batteries, Inc.

    Ultralife is a global provider of high-energy power systems for diverse applications. The company develops, manufactures and markets a wide range of non-rechargeable and rechargeable batteries, charging systems and accessories for use in military, industrial and consumer portable electronic products. Through its portfolio of standard products and engineered solutions, Ultralife is at the forefront of providing the next generation of power systems. Industrial, retail and government customers include General Dynamics, Philips Medical Systems, General Motors, Energizer, Kidde Safety, Lowe's, Radio Shack and the national defense agencies of the United States, United Kingdom, Germany and Australia, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife Batteries (UK) Ltd., a second manufacturing facility, is located in Abingdon, England. Both facilities are ISO-9001 certified. Detailed information on Ultralife is available at the company's web site, www.ultralifebatteries.com.

    CONTACT: Ultralife Batteries, Inc.
             Robert W. Fishback, 315-332-7100
             bfishback@ulbi.com
             or
             Investor Relations:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jburfening@lhai.com
             or
             Media:
             Lippert/Heilshorn & Associates, Inc.
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com